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                                                                 EXHIBIT 10.51

                        SETTLEMENT AND RELEASE AGREEMENT


          This Settlement and Release Agreement (the "Agreement") is entered into this 19 day of April, 1999 by and among Prosoft Training.com, a Nevada corporation, formerly known as Prosoft I-Net Solutions, Inc. ("Prosoft"), Training Resources International, Inc., a Nevada corporation ("TRI"), S.T.E.P.S., Inc., a Utah corporation ("STEPS"), NetGateway, Inc., a Nevada corporation ("NetGateway"), Michael Khaled, an individual ("Khaled"), Scott Beebe, an individual ("Beebe"), and Donald Danks, an individual ("Danks").

                                    RECITALS

          1. STEPS and Prosoft entered into a Courseware Reproduction License Agreement, dated October 29, 1997, which was amended on November 4, 1997 and August 1, 1998 (as amended, the "STEPS License Agreement"), which granted STEPS certain rights to Prosoft courseware.

          2. TRI and Prosoft entered into a Courseware Reproduction License Agreement dated January 20, 1998, which was amended on August 1, 1998 (as amended, the "TRI License Agreement"), which granted TRI certain rights to Prosoft courseware. The STEPS License Agreement and the TRI License Agreement are sometimes collectively referred to herein as the "License Agreements".

          3. Beebe and Prosoft entered into a Guarantee Agreement dated April 9, 1998 pursuant to which Beebe guaranteed all of STEPS obligations under the STEPS License Agreement (the "Beebe Guarantee").

          4. Khaled and Prosoft entered into a Guarantee Agreement dated April 9, 19998 pursuant to which Khaled guaranteed all of TRI's obligations under the TRI License Agreement (the "Khaled Guarantee"). The Beebe Guarantee and the Khaled Guarantee are sometimes collectively referred to herein as the "Guarantees".

          5. On or about January 25, 1998, TRI sublicensed its rights under the TRI License Agreement to NetGateway.

          6. On or about April 1, 1998, STEPS sublicensed its rights under the STEPS License Agreement to NetGateway.

          7. In December 1998, Prosoft terminated the STEPS License Agreement and the TRI License Agreement for failure to make agreed upon payments when due.

          8. Certain disputes have arisen among the parties with respect to the STEPS and TRI License Agreements and the Guarantees. In order to avoid the burdens, inconveniences and

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expenses of litigation which would be incurred by the parties if a judicial resolution of the disputes were sought, the parties desire to release, settle and extinguish, in the manner set forth herein, any and all past, present and future differences, disputes, claims, liabilities and obligations relating to the License Agreements and the Guarantees.

                                    AGREEMENT

          In consideration of the foregoing and the mutual convenants contained in this Agreement, the parties agree as follows:

          1. PAYMENT TO PROSOFT. Concurrently with the execution of this Agreement, TRI and STEPS shall pay to Prosoft by certified check or wire transfer the aggregate amount of $200,000 (the "Settlement Payment"). The obligations of TRI and STEPS pursuant to this paragraph 1 shall be joint and several.

          2. TERMINATION OF LICENSE AGREEMENT. The parties to this Agreement agree that each of the TRI License Agreement and the STEPS License Agreement have been terminated and are of no further force or effect.

          3. TERMINATION OF EXISTING GUARANTEES. Effective upon receipt by Prosoft of the Settlement Payment, the Beebe Guarantee and the Khaled Guarantee shall terminate and be of no further force and effect.

          4.        MUTUAL RELEASE OF ALL CLAIMS.

                    4.1 NO LITIGATION. Each party represents that he or it has not filed any complaints, charges or lawsuits against any other party with any governmental agency or any court, or in the event that any such complaint, charge or lawsuit has been filed, such party hereby agrees to dismiss such action with prejudice, that he or it will not file any complaint or charge or lawsuit against any other party at any time hereafter for any event occurring prior to the date of execution of this Agreement and relating to the License Agreements or the Guarantees, and that if any agency or court assumes jurisdiction of any complaint, charge or lawsuit against any party on behalf of any other party here it will request such agency or court to withdraw from the matter.

                    4.2 MUTUAL GENERAL RELEASE. Each of the parties on behalf of itself, its affiliates, partners, agents, shareholders, employees, representatives, assigns and successors hereby fully releases and discharges each other party and each other party's affiliates, partners, agents, shareholders, employees, representatives, assigns and successors from all rights, claims and actions, known or unknown, of any kind whatsoever, which each party and the above-mentioned successors now have or may hereafter have against the other parties and the above-mentioned successors, arising out of, in connection with or by reason of any act, omission, cause or thing occurring or existing at any time heretofore and arising from, in connection with or relating to the License Agreements or the Guarantees.


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                    4.3       UNKNOWN CLAIMS. Each party expressly waives and
relinquishes all rights and benefits afforded by Section 1542 of the California Civil Code which provides:

                              "A general release does not extend to claims
                    which the creditor does not know or suspect to exist in his favor at the time of executing the release, which if known by him must have materially affected the settlement with the debtor."

Each party understands and acknowledges the significance and consequence of this waiver of Section 1542 and nevertheless elects to, and does, release those claims described in this Agreement, known or unknown, that it may have now or in the future arising out of any act, omission, cause or thing, relating to the License Agreements or the Guarantees.

          5. REPRESENTATIONS AND WARRANTIES. Each of the parties to this Agreement represents and warrants to the others that each of them has the full power, capacity and authority to enter into this Agreement, that none of them has sold, assigned or in any manner transferred any claims which any of them ever had against the others to any third party, and that no other releases or settlements are necessary from any other person or entity to release and discharge completely the other parties from the claims specified herein. Each party agrees to indemnify, defend and hold harmless each of the other parties from and against any and all claims which may be asserted against them, based upon, arising out of, or in connection with a breach of its representations and warranties made herein.

          6. EXECUTION NOT AN ADMISSION. This Agreement is the result of a settlement and compromise of disputed matters as herein set forth. By entering into this Agreement, no party hereto admits that the claims of any other are valid or more meritorious and each party hereto agrees that the terms of this Agreement shall never be used, referred to or considered as an admission of liability of such claims. The undersigned hereby have in the past denied and continue to deny the claims, assertions, allegations and contentions of the others and any and all liability associated therewith.

          7. LEGAL REPRESENTATION. Each party acknowledges that it has had the opportunity to receive the advice of independent legal counsel prior to the execution of this Agreement and the opportunity to receive an explanation from legal counsel of the legal nature and effect of the Agreement, and each party has fully exercised that opportunity to the extent desired and understands the terms and provisions of this Agreement and its nature and effect. Each party further represents that it is entering into this Agreement freely and voluntarily, relying solely upon the advice of its own counsel, and not relying on the representations of any other party or of the counsel of any other party. Each party expressly agrees that this Agreement shall not be construed or interpreted for or against the party drafting the Agreement.

          8.        GENERAL PROVISIONS.


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                    8.1       COUNTERPARTS. This Agreement may be executed in
counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument.

                    8.2 SUCCESSORS AND ASSIGNS. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors and assigns.

                    8.3 APPLICABLE LAW. This Agreement is made, executed and entered into and shall be governed by the laws of the State of California.

                    8.4 NOTICES. Any notice required in connection with this Agreement shall be given in writing and shall be deemed effective upon personal delivery or three business days after deposit in the United States mail, registered or certified, postage prepaid and addressed to the party entitled to such notice at the address indicated below such party's signature line on this Agreement or at such other address as such party may designate by ten (10) days' advance written notice under this Section 8.4 to all other parties to this Agreement.

                    8.5 INTEGRATION. This Agreement contains the entire agreement and understanding concerning the subject matter herein and supersedes and replaces any prior negotiations and agreements between the parties hereto, or any of them, whether written or oral.

                    8.6 ATTORNEYS' FEES. If any party breaches any obligation under this Agreement, the non-breaching party shall be entitled to its reasonable expenses, attorneys' fees, and costs incurred in any action taken, with or without litigation, to enforce the terms of the Agreement, or to remedy or compensate for such breach.

                    8.7 SEVERABILITY. In the event that any one or more of the provisions of this Agreement shall be declared invalid, illegal, or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be in any way affected or impaired thereby.

                    8.8 MODIFICATIONS. Any alterations, changes or modification of or to this Agreement in order to be effective, shall be made by written instrument or endorsement thereon and in each such instance shall be duly signed on behalf of each party hereto.

                    8.9 CONFIDENTIALITY. The parties hereto shall in no way publicize to any individual or entity not a party to this Agreement the terms of the Agreement, except as required by operation of law (including public reporting requirements under federal securities laws), or except to such parties' lenders, accountants, agents, officers, shareholders, employees, representatives or consultants.


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          The parties have entered into this Agreement as of the day and year first written above.

"PROSOFT"                                   "TRI"

PROSOFTTRAINING.COM, a Nevada               TRAINING RESOURCES
corporation, formerly known as              INTERNATIONAL, INC., a Nevada
Prosoft I-Net Solutions, Inc.               corporation

By:   /s/ Jerrell M. Baird                    By:   /s/ Michael Khaled
     ------------------------                    ------------------------
Its:  CEO                                   Its:
     ------------------------                    ------------------------
Address:    3001 Bee Caves Rd.,             Address:    [ILLEGIBLE]
            Suite 100                                   [ILLEGIBLE]
            Austin, TX 78746                            [ILLEGIBLE]



"STEPS"                                     "NETGATEWAY"

S.T.E.P.S., INC., a Utah                    NETGATEWAY, INC., a Nevada
corporation                                 corporation

By:   /s/ R. Scott Beebe                    By:   /s/ KOF
     ------------------------                    ------------------------
Its:  Vice - President                      Its:  CEO
     ------------------------                    ------------------------
Address:    1845 Baywood Dr.                Address:    [ILLEGIBLE]
            Salt Lake City,Utah                         Long Beach CA
                          84117


"KHALED"                                    "BEEBE"

/s/ Michael Khaled                          /s/ R. Scott Beebe
-----------------------------               -----------------------------
Michael Khaled, an individual               Scott Beebe, an individual
Address:    [ILLEGIBLE]                     Address:    1845 Baywood Dr.
            [ILLEGIBLE]                                 Salt Lake City, Utah
            [ILLEGIBLE]                                                84117


"DANKS"

/s/ Donald Danks
-----------------------------
Donald Danks, an individual
Address:    1821 Port Stanhope Place
            Newport Beach, CA
            [ILLEGIBLE]


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